UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2014

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2014, Richard L. Adams resigned his position as Senior Vice President – Liquids Pipelines, Operations of Enbridge Energy Management, L.L.C., the delegate of our general partner (“Enbridge Management”), effective January 1, 2015, at which time he will assume the position of Senior Vice President, Enterprise Safety & Operational Reliability with an affiliate of our general partner. At that time, Cynthia Hansen will assume the position of Senior Vice President – Liquids Pipelines, Operations of Enbridge Management.

Item 7.01 Regulation FD Disclosure.

On December 3, 2014, we issued a press release disclosing that Enbridge Inc. (“Enbridge”), our ultimate parent, has announced it is reviewing a potential restructuring plan that would involve the transfer of its directly held U.S. liquids pipeline assets to us. This review is underway and has not progressed to a conclusion.

In the event that we receive a proposal from Enbridge, the Board of Directors (the “Board”) of Enbridge Energy Management, L.L.C. would appoint a special committee comprised of independent directors to review and consider any such proposal. Acceptance of any proposal is subject to the review and favorable recommendation by the special committee and final approval by the Board.

The above description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: December 4, 2014	By:	/s/ Bruce A. Stevenson
Bruce A. Stevenson Corporate Secretary (Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description

99.1	Press release dated December 3, 2014